UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2012

AMERICAN LIFE HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50196	52-2177342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 Okin Dong Cheongro Gu
Seoul, South Korea
(Address of principal executive offices)

8120-9406-8116
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 12, 2012, we appointed Mr. RakGu Kim as our Chief Financial Officer and as a director, to act until his successor is duly elected and qualified.  As a result of the appointment, our Board of Directors now consists of two members.

Effective the same date, we accepted the resignation of Mr. Deukgyun Oh as our Chief Financial Officer.  Mr. Oh’s decision to resign was not due to any disagreement with us on any matter related our operations, policies or practices.

There are no arrangements or understandings between Mr. Kim and any other person pursuant to which Mr. Kim was selected to act as a our director.

On July 5, 2011, we entered into a subscription agreement with Mr. Kim pursuant to which he subscribed for 800,000 shares of our common stock at a price of $0.0053 per share.  Other than that, there are no transactions since the beginning of our last fiscal year or any currently proposed transactions in which we were or are to be a participant, and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

RakGu Kim – Chief Financial Officer, Director

Mr. Kim, age 40, has over 14 years of experience in finance and economics.  In 1997, he obtained a Master’s Degree in International Business from the Hankuk University of Foreign Study.

From 2003 to 2007, Mr. Kim served as section chief of the Private Equity Team of the Public Officials Benefit Association of Korea.  From 2007 to 2008, Mr. Kim acted as a manager in the Corporate Advisory and Finance department of Shinhan Bank, a Korean bank with more than $150 billion in assets and over 10,000 employees.  From 2009 to 2010, he was the Vice President and CFO of NTIME Co., Ltd., a cosmetics company.  From 2010 to present, Mr. Kim has held the position of Chief Investment Officer (CIO) in the Strategy Planning Department of CNK Mining Co., Ltd.

Mr. Kim’s corporate and government experience, his familiarity with and contacts in the financial industry, and his prior CFO experience, each contributed to our conclusion that he should serve as our director, in light of our proposed business and structure.

There are no family relationships between Mr. Kim and Mr. Oh, our only other director and officer.  During the past five years, Mr. Kim has not been a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2012	AMERICAN LIFE HOLDING COMPANY, INC.

	By:	/s/ RagKu Kim
RagKu Kim
Chief Financial Officer, Director